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                            CLAIMS SERVICES AGREEMENT

         THIS CLAIMS SERVICES AGREEMENT dated as of December 21, 2000 (this "Agreement") by and among Reliance Insurance Company, a Pennsylvania domestic stock property/casualty insurer, Reliance National Indemnity Company, a Wisconsin domestic stock property/casualty insurer, United Pacific Insurance Company of New York, a New York domestic stock property/casualty insurer, United Pacific Insurance Company, a Pennsylvania domestic stock property/casualty insurer, Reliance Universal Insurance Company, a California domestic stock property/casualty insurer, Reliance Insurance Company of Illinois, an Illinois domestic stock property/casualty insurer, Reliance National Insurance Company, a Delaware domestic stock property/casualty insurer, and Reliance Lloyds, a Texas Lloyds organization, (collectively, the "Reliance Insurers" and each a "Reliance Insurer"), and Cambridge Integrated Services Group, Inc., a Pennsylvania corporation ("Cambridge").

         WHEREAS, the Reliance Insurers have determined to discontinue operations with respect to certain policies of insurance and contracts of reinsurance and fronting and captive deals; and

         WHEREAS, subject to the terms and conditions of this Agreement, the Reliance Insurers desire to engage Cambridge to provide certain claims management services and employee arrangements described herein with respect to the claims arising under the policies of insurance and contracts of reinsurance constituting the Reliance Insurers' discontinued operations, and Cambridge desires to undertake the provision of such claims management services.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. "Action" means any claim, action, suit, proceeding or investigation, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental Authority.

         SECTION 1.2. "Added Incentive" has the meaning set forth in Section 2.4(m).

         SECTION 1.3. "Adjusted Expenses" means (i) travel, meals and lodging expenses incurred by Cambridge, plus (ii) out-of-pocket employee procurement expenses incurred by Cambridge, plus (iii) the product of the sum of (i) plus
(ii) multiplied by .04.

         SECTION 1.4.  "Advisors" has the meaning set forth in Section 13.9(b).

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         SECTION 1.5. "Agreement" has the meaning set forth in the first paragraph of this Agreement.

         SECTION 1.6. "Annual Budget" has the meaning set forth in Section
2.4(c).

         SECTION 1.7. "Annual Incentive" has the meaning set forth in Section 2.4(g)(i).

         SECTION 1.8. "Annual Installment" has the meaning set forth in Section 3.1.

         SECTION 1.9. "Annual Review" has the meaning set forth in Section
2.4(l).

         SECTION 1.10. "Best Practices Points" has the meaning set forth in
Section 2.4(h)(B).

         SECTION 1.11. "Budget Compliance Points" has the meaning set forth in
Section 2.4(j).

         SECTION 1.12. "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed.

         SECTION 1.13. "Cambridge" has the meaning set forth in the first paragraph of this Agreement.

         SECTION 1.14. "Cambridge Change of Control" means any change that results in Cambridge no longer being a Subsidiary, either directly or indirectly, of Aon Corporation.

         SECTION 1.15. "Cambridge's Designated Officer" means Keith Zimmerman or his successor or any other individual so designated whose identity is provided to the Reliance Insurers Representative in the manner provided for in Section
13.1 and who (i) shall be a senior officer of Cambridge and (ii) shall have the authority to act on behalf of Cambridge under this Agreement. If at any time Keith Zimmerman or any successor meeting the qualifications set forth in the immediately preceding sentence is not available to act as Cambridge's Designated Officer, the President of Cambridge shall be deemed during such period of unavailability to be Cambridge's Designated Officer.

         SECTION 1.16. "Cambridge Indemnified Party" has the meaning set forth in Section 10.1(a).

         SECTION 1.17. "Cambridge Location Other Business Expenses" means any costs and expenses paid by Cambridge that are listed on Schedule 1.17, subject to the allocation set forth therein.

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         SECTION 1.18. "Cambridge Locations" means those locations where
Cambridge either owns, or has a lease for the use of, the premises, and from which premises Cambridge provides Claims Services.

         SECTION 1.19. "Claims" means all claims for payments, benefits, indemnification, defense, defense costs, supplementary payments or any similar payments arising under the insurance policies, contracts of reinsurance and fronting and captive deals constituting the Operations, and shall be (i) domestic property and casualty insurance claims and (ii) claims under domestic or international assumed property/casualty reinsurance contracts. For the avoidance of doubt and notwithstanding the foregoing definition of "Claims", the Reliance Insurers are not engaging Cambridge to provide Claims Services with respect to claims of the sort described above arising from the operations of the following business units: Financial Products, including directors and officers and errors and omissions lines, Cybercomp, Reliance Personal Insurance, including Reliant Insurance Company, Integramark, including Reliance Life Insurance Company, the Accident and Health Division or Reliance Direct Insurance Company. For purposes of this Section 1.19, the term "domestic" refers to any state within the United States of America, the District of Columbia, Puerto Rico, Guam and the United States Virgin Islands.

         SECTION 1.20. "Claims Services" has the meaning set forth in Section 2.2(a).

         SECTION 1.21. "Claims Services Effective Date" means the tenth Business Day following the receipt of the last of the regulatory consents set forth on
Schedule 4.2 or such earlier date upon which the parties may mutually agree.

         SECTION 1.22. "Claims Services Fee" has the meaning set forth in
Section 2.4(a).

         SECTION 1.23. "Closure Rate" has the meaning set forth in Section 2.4(h)(C).

         SECTION 1.24. "Closure Rate Points" has the meaning set forth in
Section 2.4(h)(C).

         SECTION 1.25. "Direct Claims" has the meaning set forth in Section 2.4(h).

         SECTION 1.26. "Fee Referee" has the meaning set forth in Section 11.11(a).

         SECTION 1.27. "Former Reliance Employees" has the meaning set forth in
Section 2.5(b).

         SECTION 1.28. "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

         SECTION 1.29. "Interim Budget" has the meaning set forth in Section 2.4(c).

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         SECTION 1.30.  "LEO" has the meaning set forth in Section 2.4(h)(A).

         SECTION 1.31. "LEO Model" has the meaning set forth in Section
2.4(h)(A).

         SECTION 1.32. "LEO Points" has the meaning set forth in Section 2.4(h)(A).

         SECTION 1.33.  "Losses" has the meaning set forth in Section 9.1(a).

         SECTION 1.34. "Minimum Margin" has the meaning set forth in Section
3.1.

         SECTION 1.35. "Monthly Budget Payment" has the meaning set forth in
Section 2.4(e).

         SECTION 1.36. "Offset Amount" has the meaning set forth in Section 3.2.

         SECTION 1.37. "Operating Trust" has the meaning set forth in Section 2.4(e).

         SECTION 1.38. "Operating Trust Agreement" means the agreement among the Reliance Insurers, Cambridge and a trust agent, which is required by Section 2.4(e), in a form substantially similar to Exhibit B.

         SECTION 1.39. "Operations" means the Reliance Insurers' discontinued operations with respect to policies of insurance and contracts of reinsurance and fronting and captive deals.

         SECTION 1.40.  "Referee" has the meaning set forth in Section 11.11(b).

         SECTION 1.41. "Refund Amount" has the meaning set forth in Section 2.4(g)(ii).

         SECTION 1.42. "Relationship Deficiency" has the meaning set forth in
Section 10.2(a).

         SECTION 1.43. "Relationship Deficiency Notice" has the meaning set forth in Section 10.2(c).

         SECTION 1.44. "Relationship Deficiency Response" has the meaning set forth in Section 10.2(d).

         SECTION 1.45. "Reliance Bonus Plan" has the meaning set forth in
Section 2.7(b).

         SECTION 1.46. "Reliance Indemnified Party" has the meaning set forth in
Section 9.2.

         SECTION 1.47. "Reliance Insurers" or "Reliance Insurer" have the meanings set forth in the first paragraph of this Agreement.

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         SECTION 1.48. "Reliance Insurers Representative" means Robert Haberle or his successor or any other individual so designated whose identity is provided to Cambridge in the manner provided for in Section 13.1 and who (i) shall be a senior officer of, or an attorney-in-fact for, each of the Reliance Insurers and (ii) shall have the authority to act on behalf of each of the Reliance Insurers under this Agreement. If at any time Robert Haberle or any successor meeting the qualifications set forth in the immediately preceding sentence is not available to act as the Reliance Insurers Representative, the President of each Reliance Insurer, or the attorney-in-fact for Reliance Lloyds, shall be deemed during such period of unavailability to be the Reliance Insurers Representative for any Reliance Insurer for which he or she is the President or, in the case of Reliance Lloyds, its attorney-in-fact.

         SECTION 1.49. "Reliance Locations" means those locations where the Reliance Insurers have a lease for the use of the premises, and from which premises Cambridge provides Claims Services.

         SECTION 1.50. "Reliance Location Other Business Expenses" mean any costs and expenses paid by Cambridge that are listed on Schedule 1.49 or such other costs or expenses that the parties may agree from time to time, subject to the allocation set forth therein.

         SECTION 1.51. "Reliance Severance Period" has the meaning set forth in
Section 2.7(d).

         SECTION 1.52. "Reliance Severance Plan" has the meaning set forth in
Section 2.7(d).

         SECTION 1.53. "Security Amount" means, with respect to each annual period as contemplated by Section 2.4(c), an amount equal to 11/12ths of the Annual Budget for such annual period.

         SECTION 1.54. "Security Trust" has the meaning set forth in Section 2.4(d).

         SECTION 1.55. "Security Trust Agreement" means the agreement among the Reliance Insurers, Cambridge and a trust agent, which is required by Section 2.4(d), in a form substantially similar to Exhibit A.

         SECTION 1.56. "Subsidiary" means any corporation, association or other business entity of which 50% or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of that person or entity (or a combination thereof).

         SECTION 1.57. "Supervised Claims" has the meaning set forth in Section 2.4(i).

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         SECTION 1.58. "Transactional Dispute" has the meaning set forth in
Section 10.1(a).

         SECTION 1.59. "Transactional Dispute Notice" has the meaning set forth in Section 10.1(a).

         SECTION 1.60. "Transactional Dispute Response" has the meaning set forth in Section 10.1(b).

         SECTION 1.61.  "Vendor" has the meaning set forth in Section 2.2(g).

                                    ARTICLE 2

                                 CLAIMS SERVICES

         SECTION 2.1. Agreement to Provide Claims Services. Subject to the terms and conditions set forth in this Agreement, each of the Reliance Insurers hereby engages Cambridge to provide Claims Services for the Claims, the number of which shall be no less than 100,000 on the Claims Services Effective Date, and Cambridge hereby agrees to provide such Claims Services. Notwithstanding the previous sentence, any Reliance Insurer shall have the right at any time and from time to time to transfer the financial risk for any or all programs or lines of business within the Operations, or portion thereof, by way of a sale, novation, loss portfolio transfer or other transfer of any such nature, including any Claims and Claims Services provided by Cambridge. Any Reliance Insurer making such transfer may terminate the provision of Claims Services in respect of such Claims transferred. In the event the Reliance Insurers transfer all Claims, the Reliance Insurers or Cambridge may terminate this Agreement upon 30 days prior written notice to the other.

         SECTION 2.2. Services. (a) During the term of this Agreement, Cambridge shall provide professional claims management services (the "Claims Services") in respect of all Claims. The Claims Services will include at least the following: investigation of the Claims; production of necessary claim forms and documentation; adjustment, evaluation, settlement or resistance of Claims (within Cambridge's authority); adjustment, settlement or resistance of Claims outside Cambridge's authority with the prior approval of the Reliance Insurers; setting reserves for Claims; management of litigation or other proceedings in respect of the Claims; data entry regarding Direct Claims; management of subrogation in respect of the Claims; reporting and billing of the Reliance Insurers' reinsurance recoverables that have historically been done within the Reliance Insurers' claims departments; statistical and/or data administration and finance services for other third party claims administrators; retention of claim files; and regulatory compliance in connection with Claims Services, including preparing, providing and responding to regulatory inquiries regarding Claims. The Reliance Insurers and Cambridge hereby agree to negotiate in good faith any additional Claims Services necessary, expedient or proper to provide for the efficient servicing of all Claims.

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         (b) Cambridge agrees to provide Claims Services in accordance with the models and procedures described in Section 8.10, consistent with the instructions and resources provided by the Reliance Insurers pursuant to this Agreement. For the avoidance of doubt, Claims strategies, models and procedures remain under the direction and control of the Reliance Insurers. Such Claims strategies, models and procedures can be amended upon written notice to Cambridge and Cambridge shall comply with such amendments as soon as reasonably practicable; provided, however, that an adjustment to any Annual Incentive or Added Incentive shall be made for any amendment that negatively impacts Cambridge's ability to achieve the Annual Incentive or the Added Incentive. The Reliance Insurers and Cambridge shall agree on each such adjustment, which agreements shall not be unreasonably withheld. In the event that the Reliance Insurers and Cambridge fail to agree on any such adjustment, the dispute shall be resolved in accordance with Section 11.11(b).

         (c) During the term of this Agreement, the Reliance Insurers shall provide claims files and related information necessary to perform the Claims Services, which at all times will be and remain the property of the Reliance Insurers. Upon reasonable notice from any Reliance Insurer, Cambridge shall provide reasonable access to such claims files and related information and Cambridge employees (including Former Reliance Employees) during Cambridge's normal business hours to the Reliance Insurers, their representatives and any other person designated by any of the Reliance Insurers.

         (d) Notwithstanding any provision in this Agreement to the contrary, the Reliance Insurers shall be timely notified by Cambridge, and shall be responsible for making all decisions, concerning the following matters: (i) coverage denials with respect to any Claim; (ii) the filing of any declaratory judgments; (iii) settlement of any Claims for extra-contractual obligations or Claims for losses in excess of policy limits; (iv) all Claims of $500,000 or more per occurrence and (v) all Claims of $50,000 or more per occurrence in respect of business brokered or produced by Cambridge or a Cambridge affiliate.

         (e) Cambridge shall deliver to the Reliance Insurers Representative written notice of (i) each Claim of $500,000 or more per occurrence, (ii) each Claim of $50,000 or more per occurrence in respect of business brokered or produced by Cambridge or a Cambridge affiliate and (iii) each Claim (irrespective of the amount of such Claim) relating to one or more of the subject matters set forth on Schedule 2.2 attached hereto. Each notice given under this subsection shall be delivered to the Reliance Insurers Representative within 30 days of Cambridge's receipt and identification of such Claim and shall set forth in detail the nature and the amount of the Claim giving rise to such notice.

         (f) Cambridge shall deliver to the Reliance Insurers Representative prompt written notice of any trial arising out of any Claim for which Cambridge is notified.

         (g) Unless otherwise provided in this Agreement, Cambridge will have reserve and settlement authority up to $500,000 on all Claims on a per


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occurrence basis. Such threshold may be readjusted for any Claim or all Claims at any time and from time to time at the sole discretion of the Reliance Insurers. The Reliance Insurers shall have the right to handle or direct the handling of any Claims in respect of business brokered or produced by Cambridge or a Cambridge affiliate.

         (h) The Reliance Insurers shall deliver or make available to Cambridge from time to time one or more lists of pre-approved subcontractors, vendors and/or counsel (including, without limitation, claims investigators, rehabilitation specialists, structured settlement brokers, medical bill review companies and/or defense counsel) (each a "Vendor") that Cambridge may use in providing Claims Services without first obtaining the prior approval of the Reliance Insurers. Cambridge shall obtain the written approval of the Reliance Insurers Representative before engaging any Vendor whose name does not appear on any of the lists to be delivered to Cambridge pursuant to the immediately preceding sentence; provided, however, any Vendor engaged as of the Claims Services Effective Date by the Reliance Insurers to assist with Claims files shall be deemed to be approved by the Reliance Insurers with respect to such Claims files. Notwithstanding any other provision of this Agreement to the contrary, each of the Reliance Insurers shall have the right in its sole discretion to (i) amend the lists to be provided to Cambridge in accordance with the first sentence of this Section 2.2(h), and (ii) instruct Cambridge in writing to discontinue the use of any Vendor engaged to assist with Claims files. In the event that the Reliance Insurers exercise their right under the immediately preceding sentence, Cambridge shall abide by such decision as soon as reasonably possible.

         (i) Cambridge shall assist the Reliance Insurers in obtaining from any Vendor information relating to the Claims.

         SECTION 2.3.  Term.
                       -----

         (a) The initial term of this Agreement shall commence on the Claims Services Effective Date and shall expire on the seventh anniversary of the Claims Services Effective Date. If at the end of such initial term less than all of the Claims have been closed or transferred by the Reliance Insurers to a party other than Cambridge, the term of this Agreement will be extended automatically for successive one year terms until such Claims have been closed or so transferred. Upon such closure or transfer, this Agreement shall terminate automatically.

         (b) The Reliance Insurers shall have the right to terminate this Agreement upon the occurrence of any of the following: (i) a Cambridge Change of Control, (ii) termination in accordance with Section 2.1, (iii) a Relationship Deficiency determined in accordance with Section 10.2, or (iv) at any time after the first anniversary of the Claims Services Effective Date, the 90th day following delivery by the Reliance Insurers of written notice to Cambridge of the Reliance Insurers' intention to terminate this Agreement.

         (c) Cambridge shall have the right to terminate this Agreement under this subsection (c) if the Reliance Insurers fail to pay any undisputed fee due and owing to Cambridge or fail to make the payments required pursuant to Section
2.4 other than payments required pursuant to Section 2.4(d) or (e) of this Agreement. Cambridge will give the Reliance Insurers not less than 90 days' prior written notice of Cambridge's intention to terminate pursuant to this subsection. If within 90 days of the notice the Reliance Insurers cure the default, Cambridge shall withdraw its notice to terminate this Agreement.

         (d) Upon termination of this Agreement, after payment of all amounts due and owing to Cambridge, the balances in the Operating Trust and the Security Trust shall be returned to the Reliance Insurers.

         (e) As soon as practicable following the termination of this Agreement Cambridge shall (i) surrender to the Reliance Insurers Representative all claims files and other data owned by the Reliance Insurers; (ii) vacate all Reliance Locations and (iii) assemble and surrender to the Reliance Insurers Representative all other materials owned by the Reliance Insurers.

         (f) The Reliance Insurers shall have 30 days from the termination of this Agreement to offer employment to one or more of those Former Reliance Employees who during the month immediately preceding such termination spent 80% or more of their work hours engaged in Claims Services. The Reliance Insurers shall have the right to employ any person to whom employment is offered in accordance with the immediately preceding sentence if such person accepts the offer of employment within 15 days of receipt of such offer.

         (g) The Reliance Insurers shall reimburse Cambridge for all reasonable costs and expenses actually incurred by Cambridge in complying with its obligations under Section 2.3(e) and (f) and submitted to the Reliance Insurers Representative in writing.

         (h) In the event that this Agreement is terminated pursuant to Section
2.1 (including a termination of only a portion of the Claims Services) or
Section 2.3(b)(iv), the Reliance Insurers shall pay to Cambridge all reasonable costs and expenses incurred by Cambridge as a result of such termination of such Claims Services (including, without limitation, those associated with severance obligations (whether or not occurring during the Reliance Severance Period), WARN Act obligations, and downsizing at any Cambridge Locations or Reliance Locations). Such payment shall be made within ten Business Days of the Reliance Insurers Representative's receipt of Cambridge's documentation of such costs and expenses and shall not be subject to Section 6.2.

         SECTION 2.4.  Claims Services Fee; Annual Budget.
                       ----------------------------------

         (a) During the term of this Agreement, the Reliance Insurers shall pay Cambridge a service fee (the "Claims Services Fee") in accordance with the formulae set forth in paragraphs (i), (ii) and (iii) below.

         (i) Cambridge Locations. The cost for Claims Services performed at Cambridge Locations will be:

                (w) salaries paid and the costs of benefits (other than payments under the Reliance Bonus Plan) for Cambridge employees, including Former Reliance Employees, engaged exclusively in providing Claims Services at Cambridge Locations, plus

                (x) that portion of the salaries paid and that portion of the costs of benefits (other than payments under the Reliance Bonus
                Plan) for Cambridge employees, including Former Reliance Employees, not engaged exclusively in providing Claims Services at Cambridge Locations, attributable to the actual time spent by such employees in providing Claims Services, plus

                (y) travel, meals and lodging expenses and out-of-pocket employee procurement expenses incurred in connection with Claims Services provided, and Cambridge Location Other Business Expenses incurred in connection with the Claims Services, plus

                (z) the product of the sum of (w), (x) and (y) multiplied by .04.

         (ii) Reliance Locations. The cost for Claims Services performed at Reliance Locations will be:

                (w) salaries paid and the costs of benefits (other than payments under the Reliance Bonus Plan) for Cambridge employees, including Former Reliance Employees, engaged exclusively in providing Claims Services at Reliance Locations, plus

                (x) that portion of the salaries paid and that portion of the costs of benefits (other than payments under the Reliance Bonus
                Plan) for Cambridge employees, including Former Reliance Employees, not engaged exclusively in providing Claims Services at Reliance Locations, attributable to the actual time spent by such employees in providing Claims Services, plus

                (y) travel, meals and lodging expenses and out-of-pocket employee procurement expenses incurred in connection with Claims Services provided, and Reliance Location Other Business Expenses incurred in connection with the Claims Services, plus

                (z) the product of the sum of (w), (x) and (y) multiplied by .04.

         (iii) Claims Services Fee. The Claims Services Fee is the sum of (x) the amounts calculated under Sections 2.4(a)(i) and (ii) above, minus Adjusted Expenses, multiplied by 1.15, plus (y) the Adjusted Expenses.

         (iv) Excluded Items. For the avoidance of doubt, costs or expenses such as those for Corporate Systems LP services and rent, telephone, office equipment and supplies for Reliance Locations shall remain obligations of the Reliance Insurers and shall not be included in the calculation of the Claims Services Fee.

         (b) Cambridge shall require all Cambridge employees, including Former Reliance Employees, who are not engaged exclusively in performing Claims Services to prepare written time reports of their Claim Services activities in a format to be agreed by Cambridge and the Reliance Insurers Representative. Cambridge shall provide the Reliance Insurers Representative with copies of all such written reports as part of the monthly accounting required under Section 2.4(e).

         (c) Annual Budget. The Reliance Insurers, in consultation and agreement with Cambridge, will develop for each one year period an annual budget for the Claims Services Fee (each, an "Annual Budget"). Other than the initial Annual Budget, the Annual Budget for each one year period will be finalized no less than 60 days prior to the beginning of such one year period. In the event there is not agreement on an Annual Budget before the start of a one year period, other than the initial one year period, in which Cambridge provides Claims Services, a sum equal to 85% of the most recent Annual Budget (each such sum, an "Interim Budget"), shall be used to establish the Reliance Insurers' funding obligations in respect of the Claims Services Fee for such one year period. For any given year, if the Annual Budget for the entire preceding year shall have been an Interim Budget calculated in accordance with the immediately preceding sentence, the Annual Budget for such year shall be a sum equal to 85% of the actual Claims Services Fees earned by Cambridge for the first ten months of such preceding year annualized as if earned over a twelve month period. The Reliance Insurers and Cambridge shall use best efforts to finalize an Annual Budget to replace an Interim Budget as soon as practicable following the start of any one year period for which an Interim Budget is used. The calculation of each Annual Budget shall take into account, among other things, the formulae set forth in
Section 2.4(a).

         (d) No later than one Business Day prior to the Claims Services Effective Date, the Reliance Insurers shall pay an amount equal to 11/12ths of the initial Annual Budget into an interest bearing trust account (the "Security Trust") to be established by the Reliance Insurers and governed by the Security Trust Agreement. For each annual period covered by an Annual Budget (other than the initial annual period), the Reliance Insurers shall ensure that the Security Trust is funded with an amount equal to the Security Amount based on such Annual Budget. To the extent that any subsequent Security Amount is less than the immediately preceding Security Amount, the resulting surplus shall be paid promptly to the Reliance Insurers, so long as all of Cambridge's Claims Services Fees have been paid. To the extent that any subsequent Security Amount is greater than the immediately preceding Security Amount, the resulting deficit shall be paid into the Security Trust by the Reliance Insurers prior to the beginning of the period covered by such subsequent Security Amount. If the Reliance Insurers fail to pay timely any deficit into the Security Trust, Cambridge may terminate this Agreement on ten Business Days' prior written notice to the Reliance Insurers Representative of Cambridge's intention to terminate for the Reliance Insurers' failure to pay such deficit. If within ten Business Days of receipt of such notice the Reliance Insurers cure the deficit, Cambridge shall withdraw its notice to terminate this Agreement. If Cambridge shall not have access to the funds in the Security Trust or the Operating Trust due to legal process preventing such access, Cambridge may terminate this Agreement on five Business Days' prior written notice to the Reliance Insurers Representative of Cambridge's intention to terminate this Agreement because of such Cambridge inability to access such funds. If within five Business Days of receipt of such notice the Reliance Insurers stay or remove such legal process and restore Cambridge's access to such funds, Cambridge shall withdraw its notice to terminate this Agreement.

         (e) As of January 1, 2001 and thereafter during the term of this Agreement, at the beginning of each month in which Cambridge shall provide Claims Services, the Reliance Insurers will pay into a second interest bearing trust account (the "Operating Trust"), to be established by the Reliance Insurers and governed by the Operating Trust Agreement, an amount equal to 1/12th of the Annual Budget for the one year period in which such month falls (the "Monthly Budget Payment"); provided, however, no later than one Business Day prior to the Claims Services Effective Date the Reliance Insurers shall pay into the Operating Trust an amount equal to the product of (i) the quotient obtained by dividing (A) the number of days from the Claims Services Effective Date through December 31, 2000 by (B) 365, multiplied by (ii) the Annual Budget for 2001. The parties agree that in the event that any Monthly Budget Payment exceeds the actual amount withdrawn by Cambridge from the Operating Trust during the month to which such Monthly Budget Payment applies, such excess amount shall be credited toward, and shall reduce, the next Monthly Budget Payment to be made by the Reliance Insurers. Cambridge shall be authorized to draw upon the Operating Trust to pay any actual fees, costs or expenses incurred in connection with the provision of Claims Services pursuant to this Agreement which are (i) included in the Annual Budget or (ii) permitted in accordance with Section 6.2. Not later than the twenty-fifth day of each month, Cambridge shall provide an accounting for the actual fees, costs and expenses incurred by Cambridge during the immediately preceding month. In the event Cambridge's actual fees, costs and expenses incurred in any one month exceed the funds available in the Operating Trust, Cambridge shall be entitled to immediate additional payment from the Security Trust, such amount not to exceed in any one month 1/12th of the Annual Budget, without the prior consent of the Reliance Insurers. The Reliance Insurers shall reimburse the Security Trust for any such additional payment from the Security Trust to Cambridge within five Business Days of such additional payment. Notwithstanding any other provision of this Agreement, if the Reliance Insurers fail to pay timely such additional payment into the Security Trust, Cambridge may terminate this Agreement on ten Business Days' prior written notice to the Reliance Insurers Representative of Cambridge's intention to terminate for the Reliance Insurers' failure to make such additional payment. If within ten Business Days of receipt of such notice the Reliance Insurers make such additional payment, Cambridge shall withdraw its notice to terminate this Agreement. Notwithstanding the foregoing, in the event that the Reliance Insurers dispute that such additional payment is warranted, they shall, without prejudice, nevertheless make such additional payment and shall then have the right to have such dispute resolved pursuant to Article 11 of this Agreement. If such dispute is resolved in favor of the Reliance Insurers, they may take a credit against their next obligation to fund the Operating Trust in the amount of such favorable ruling, plus the amount of interest on such amount at the prevailing rate of interest accruing on funds held in the Security Trust during the period such amount was withdrawn from the Security Trust.

         (f) All interest and other income derived from the funds held in the Security Trust and the Operating Trust will be the property of the Reliance Insurers. Such interest and other income shall be payable to the Reliance Insurers at the start of each annual period contemplated in Section 2.4(c); provided, however, that such interest and other income shall be applied first to the payment in full of Cambridge's actual costs and expenses to the extent they exceed funds available in the Operating Trust and to the payment of any Annual Incentive required pursuant to Section 2.4(g) that is owed or determined to be owed for any Claims Services provided during the immediately preceding annual period and for any period for which any pro-rated Annual Incentive is owed pursuant to Section 2.4(l). All fees and costs associated with establishing and maintaining the Security Trust and the Operating Trust shall be paid by the Reliance Insurers.

         (g) (i) The Reliance Insurers shall pay to Cambridge annually, within 30 days of the completion of each Annual Review, up to an additional 10% of the Claims Services Fee (such amount, the "Annual Incentive"), for achieving certain weighted performance standards set forth in Section 2.4(h), (i) and (j). The Reliance Insurers shall conduct each of the reviews prescribed in the subsections of this Section 2.4 referenced in the immediately preceding sentence, and Cambridge shall participate in such reviews. The Reliance Insurers Representative shall provide copies of the review documentation during the pendency of such reviews, and Cambridge shall be provided the opportunity to dispute findings on specific Claims. The Reliance Insurers and Cambridge shall agree on the results of such reviews, which agreements shall not be unreasonably withheld. Should the Reliance Insurers and Cambridge fail to agree on the results of any such review, such dispute shall be resolved in accordance with
Section 11.11(b).

         (ii) If the result of the calculations prescribed by Sections 2.4(k) is a number less than zero, Cambridge shall pay to the Reliance Insurers, within 30 days of the completion of the such Annual Review, such amount (the "Refund Amount") for the annual period covered by such Annual Review. In no event shall the Refund Amount be greater than 5% of the Claims Services Fee covered by such Annual Review. The Refund Amount will be subject to the review procedures set forth in Section 2.4(g)(i), and Cambridge shall have the right to dispute any such Refund Amount as set forth therein.

         (h) The Annual Incentive or the Refund Amount for the claims handled directly by Cambridge (the "Direct Claims") will be determined by using the formulae set forth below, which shall not be based on any action taken or omitted before the Claims Services Effective Date, as more specifically set forth below:

        (A) Loss Economic Opportunity ("LEO"). Forty percent of the Annual Incentive for Direct Claims will be based upon an analysis of Cambridge's performance utilizing the LEO model in use by the Reliance Insurers on the Claims Services Effective Date (the "LEO Model"). The portion of the Annual Incentive attributable to LEO on Direct Claims will be determined as follows: Cambridge will earn or lose a number of points (the "LEO Points") as set forth on Schedule 2.4(h)(A)(1) depending on the difference between the calculated LEO during the first annual period and the base line LEO for the first annual period. Cambridge will earn or lose a number of LEO Points as set forth on Schedule 2.4(h)(A)(2) depending on the difference between the calculated LEO during each succeeding annual period and the base line LEO for such period. The Reliance Insurers and Cambridge will agree on a base line LEO prior to January 1, 2001 for the initial annual period under this Agreement. If the Reliance Insurers and Cambridge fail to agree on the base line LEO, the Reliance Insurers shall establish the final base line LEO in accordance with the LEO Model. Cambridge may dispute such final base line LEO in accordance with Section 11.11. In measuring Cambridge's performance, files that have LEO as a result of coverage (in respect of liability) and compensability (in respect of workers' compensation) shall be removed only from the agreed initial base line LEO and the review that will take place to calculate LEO for the first annual period (including the period, if any, from the Claims Services Effective Date through December 31, 2000). Base line LEO for the second annual period under this Agreement shall be 9% LEO, and the base line LEO for all subsequent annual periods shall be 8% LEO, as set forth on Schedule 2.4(h)(A)(2). The Reliance Insurers agree to adjust the overall LEO measurements to eliminate any material impact caused by claims services work incorrectly performed by the Reliance Insurers prior to the Claims Services Effective Date; provided, however, that Cambridge shall use its best efforts, in light of the circumstances of the Claim, to rectify or mitigate such material impact in accordance with professional claims services.

        (B) Best Practices. Thirty-five percent of the Annual Incentive will be based upon reviews of open Direct Claims files to determine compliance with the standards of the Reliance Insurers by utilizing the Best Practices model in use by the Reliance Insurers on the Claims Services Effective Date. The portion of the Annual Incentive attributable to compliance with Best Practices will be determined as follows: Cambridge will earn or lose a number of points (the "Best Practices Points") as set forth on Schedule 2.4(h)(B) based upon the extent to which Cambridge complies with the Best Practices model described above (expressed as a percentage) during the applicable annual period. Cambridge's handling of the reporting and billing of the

                Reliance Insurers' reinsurance recoverables shall be an essential element of the Best Practices review. The review will not take into account any actions taken or omitted before the Claims Services Effective Date.

        (C) Closure Rate. Ten percent of the Annual Incentive will be based upon Cambridge's Claims closure rate (the "Closure Rate") based upon attaining and/or exceeding actuarial disposal rates as set forth on Schedule 2.4(h)(C)(2). The portion of the Annual Incentive attributable to the Closure Rate will be determined as follows: Cambridge will earn or lose a number of points (the "Closure Rate Points") as set forth on Schedule 2.4(h)(C)(1) based upon actuarial disposal rates mutually agreed to by the Reliance Insurers and Cambridge.

         (i) Best Practices for Supervised Claims. Eighty-five percent of the Annual Incentive for Claims handled by non-Cambridge third-party claims administrators and supervised by Cambridge (the "Supervised Claims") shall be determined in accordance with this subsection. The Annual Incentive for Supervised Claims will be based upon reviews of open Supervised Claims files and Supervised Claims closed within the period covered by such reviews to determine compliance with the standards of the Reliance Insurers by utilizing the Best Practices model in use by the Reliance Insurers on the Claims Services Effective Date. The portion of the Annual Incentive attributable to compliance with Best Practices for Supervised Claims will be determined as follows: Cambridge will earn or lose a number of points (the "Best Practices Points") as set forth on
Schedule 2.4(i) based upon the extent to which Cambridge complies with the Best Practices model described above (expressed as a percentage) during the applicable annual period. Cambridge's handling of the reporting and billing of the Reliance Insurers' reinsurance recoverables shall be an essential element of the Best Practices review. The review will not take into account any actions taken or omitted before the Claims Services Effective Date.

         (j) Budget Compliance. Fifteen percent of the Annual Incentive will be based upon Cambridge operating below the Annual Budget. The portion of the Annual Incentive attributable to budget compliance will be determined as follows: Cambridge will earn or lose a number of points (the "Budget Compliance Points") as set forth on Schedule 2.4(j) based upon the extent to which Cambridge's costs and expenses pursuant to Section 2.4 during the applicable annual period deviate from the Annual Budget for such period.

         (k) The Annual Incentive or the Refund Amount for each year shall be determined by adding the following:

                  (A) for Direct Claims, the product of (w) .10 multiplied by
                  (x) the Claims Services Fee for such year multiplied by (y) the quotient obtained by dividing (1) that portion of the

                  Claims Services Fee attributable to Direct Claims by (2) the entire Claims Services Fee (it being agreed for purposes of the Annual Incentive calculation that the sum of the portion of the Claims Services Fee devoted to Direct Claims plus the portion of the Claims Services Fee devoted to Supervised Claims shall equal the total Claims Services Fee) multiplied by (z) the quotient obtained by dividing (1) the sum of the LEO Points plus the Best Practices Points for Direct Claims plus the Closure Rate Points by (2) 100; plus

                  (B) for Supervised Claims, the product of (w) .10 multiplied by (x) the Claims Services Fee for such year multiplied by (y) the quotient obtained by dividing (1) that portion of the Claims Services Fee devoted to the Supervised Claims by (2) the entire Claims Services Fee (it being agreed for purposes of the Annual Incentive calculation that the sum of the portion of the Claims Services Fee devoted to Direct Claims plus the portion of the Claims Services Fee devoted to Supervised Claims shall equal the total Claims Services Fee) multiplied by (z) the quotient obtained by dividing (1) the Best Practices Points for Supervised Claims by (2) 100; plus

                  (C) the product of (x) .10 multiplied by (y) the Claims Services Fee for such year multiplied by (z) the quotient obtained by dividing (1) the Budget Compliance Points by (2) 100.

         For the avoidance of doubt, negative numbers, if any, shall be used in determining the Annual Incentive or the Refund Amount. If the calculation above results in a positive number, such number shall be the Annual Incentive hereunder. If the calculation above results in a number less than zero, the Refund Amount shall be amount equal to the product of the absolute value of such number multiplied by .50.

         If during the course of any annual period the Reliance Insurers request Claims Services with respect to insurance claims arising out of a program or line of business that is not, at the time of any such request, business for which Cambridge provides Claims Services, Cambridge's performance with respect to such new Claims Services during the first 90 days that Cambridge provides such new Claims Services shall not be taken into account in determining the Annual Incentive.

         (l) At the end of each annual period as contemplated in Section 2.4(c), the Reliance Insurers and Cambridge shall conduct an annual review (each, an "Annual Review") to audit and to determine the actual costs and expenses incurred by Cambridge in connection with the Claims Services during such annual period and to calculate the Annual Incentive, if any, due to Cambridge for such annual period. Each such Annual Review shall be concluded on or before the 60th day following the end of the annual period subject to such review. If this Agreement is terminated by Cambridge pursuant to any of Sections 2.1, 2.3(c), 2.4(d) or 2.4(e) other than at the end of an annual period, the Reliance Insurers and Cambridge shall conduct an Annual Review covering the portion of the final annual period during which this Agreement was in effect and shall determine an Annual Incentive pro-rated for that period. No such pro-rated Annual Incentive will be calculated or owed to Cambridge if this Agreement is terminated for any other reason.

         (m) The Reliance Insurers shall pay to Cambridge annually, within 30 days of the completion of each Annual Review, up to an additional $4 million (such amount, the "Added Incentive"), for achieving certain weighted performance standards set forth in Sections 2.4(h), (i) and (j) above. Cambridge shall be eligible for an Added Incentive only during the initial term of this Agreement. The amount due to Cambridge under this Section 2.4(m) shall be determined by adding the following:

                  (A) for Direct Claims, the product of (x) $4,000,000 multiplied by (y) the quotient obtained by dividing (1) that portion of the Claims Services Fee attributable to Direct Claims by (2) the entire Claims Services Fee (it being agreed for purposes of the Added Incentive calculation that the sum of the portion of the Claims Services Fee devoted to Direct Claims plus the portion of the Claims Services Fee devoted to Supervised Claims shall equal the total Claims Services Fee) multiplied by (z) the quotient obtained by dividing (1) the sum of the LEO Points plus the Best Practices Points plus the Closure Rate Points by (2) 100; plus

                  (B) for Supervised Claims, the product of (x) $4,000,000 multiplied by (y) the quotient obtained by dividing (1) that portion of the Claims Services Fee devoted to the Supervised Claims by (2) the entire Claims Services Fee (it being agreed for purposes of the Added Incentive calculation that the sum of the portion of the Claims Services Fee devoted to Direct Claims plus the portion of the Claims Services Fee devoted to Supervised Claims shall equal the total Claims Services Fee) multiplied by (z) the quotient obtained by dividing (1) the Best Practices Points for Supervised Claims by (2) 100; plus

                  (C) the product of (y) $4,000,000 multiplied by (z) the quotient obtained by dividing (1) the Budget Compliance Points by (2) 100.

         For the avoidance of doubt, negative numbers, if any, shall be used in the determining the Added Incentive.

         If during the course of any annual period the Reliance Insurers request Claims Services with respect to insurance claims arising out of a program or line of business that is not, at the time of any such request, business for which Cambridge provides Claims Services, Cambridge's performance with respect to such new Claims Services during the first 90 days that Cambridge provides such new Claims Services shall not be taken into account in determining the Added Incentive.

         Upon the earlier to occur of (i) the seventh anniversary of the Claims Services Effective Date or (ii) the termination of this Agreement if such termination occurs prior to such anniversary, the Reliance Insurer's obligations under this Section 2.4(m) shall immediately terminate, subject to (A) the payment by the Reliance Insurers of any undisputed amounts due and owing to Cambridge under this Section 2.4(m) prior to the termination of the Reliance Insurer's obligations under this Section 2.4(m) and (B) the resolution of all disputes regarding amounts claimed by Cambridge under this Section 2.4(m) prior to the termination of the Reliance Insurer's obligations under this Section 2.4(m).

         SECTION 2.5.  Staffing.
                       --------

         (a) Claims Services staffing will conform to applicable staffing models of the Reliance Insurers in effect on the Claims Services Effective Date. Claims Services staffing will be reviewed on an annual basis in connection with the calculation of the Annual Budget, and will be subject to the approval of both the Reliance Insurers and Cambridge. In the event that Cambridge intends to increase the Claims Services staffing from the applicable staffing models of the Reliance Insurers in effect on the Claims Services Effective Date, Cambridge shall obtain the written approval of the Reliance Insurers Representative prior to any such increase.

         (b) To retain the institutional knowledge of the Reliance Insurers and minimize costs of transferring the Operations to Cambridge, the Reliance Insurers shall transfer to Cambridge, and Cambridge shall offer to hire, those employees that the Reliance Insurers reasonably deem necessary for the provision of Claims Services (the "Former Reliance Employees"). Except to the extent contemplated by Section 2.7(e), all Former Reliance Employees will be utilized initially by Cambridge for the primary purpose of providing Claims Services. In accordance with the Annual Budget, Cambridge will utilize its own employees and/or Former Reliance Employees to provide Claims Services.

         (c) Any Former Reliance Employee who was employed by any Reliance Insurer as a supervisor or in a position more senior than a supervisor, as such positions are categorized by the Reliance Insurers, shall not engage in other than Claims Services without the prior written approval of the Reliance Insurers Representative. Cambridge shall not actively facilitate the transfer of any such Former Reliance Employee to any Cambridge affiliate.

         SECTION 2.6. Locations. Cambridge will reasonably utilize certain Reliance Locations, as agreed, to do Claims Services. The Reliance Insurers, in consultation with Cambridge, will review the feasibility of ongoing operations at each such location. The Reliance Insurers and Cambridge agree to work cooperatively to close or downsize those Reliance Locations that are no longer justified to remain open or be maintained at their present size, and to the extent that Cambridge employees (including Former Reliance Employees) are to occupy space in Reliance Locations, Cambridge will consider entering into such occupancy agreements as are requested by any Reliance Insurer. To the extent that Cambridge incurs any reasonable costs and expenses in connection with entering into such occupancy agreements, such costs and expenses shall be reimbursed by the Reliance Insurer consistent with Section 2.4. Such Reliance Location closures and/or downsizings will be conducted in the most efficient manner practicable so as to maximize cost savings and preserve the institutional knowledge of the Reliance Insurers. To that end, the employees involved (whether Former Reliance Employees or others) may be consolidated or relocated within their current Reliance Locations, the buildings housing those Reliance Locations, available Cambridge Locations or other reasonably convenient locations, as may be mutually agreed by the Reliance Insurer and Cambridge, neither party's agreement to be withheld unreasonably.

         SECTION 2.7.  Employee Retention.
                       ------------------

         (a) Each Former Reliance Employee will be employed by Cambridge at the salary such Former Reliance Employee received from the Reliance Insurer for which he or she was formerly employed. For purposes of determining Former Reliance Employee vacation benefits, Former Reliance Employees shall begin their employment with Cambridge with the vacation benefits earned while employed by a Reliance Insurer and Cambridge will credit Former Reliance Employees for the period they were employed by a Reliance Insurer for purposes of accruing vacation benefits pursuant to Cambridge's benefits policy. Notwithstanding the foregoing, Former Reliance Employees shall be entitled to not less than the number of weeks of vacation per year to which they were entitled as employees of the Reliance Insurers at the time of the commencement of their employment with Cambridge. For purposes of determining eligibility for employee medical benefits and eligibility to participate and vest in pension plans and other employee retirement plans, such as 401K plans, Cambridge will credit Former Reliance Employees for the period they were employed by a Reliance Insurer.

         (b) During the term of this Agreement, the Reliance Insurers will annually fund a bonus plan relating to the Claims Services (the "Reliance Bonus Plan") no later than 30 days after completion of the Annual Review. The Reliance Bonus Plan will contain terms the same as or substantially similar to the terms of the Reliance Insurers' bonus plan then in effect. At the time the Reliance Insurers are preparing to provide benefits under the Reliance Bonus Plan, Cambridge shall recommend to the Reliance Insurers those Cambridge employees, including Former Reliance Employees, who should be considered for inclusion under the Reliance Bonus Plan and shall advise the Reliance Insurers of any Cambridge employee, including any Former Reliance Employee, who should not be included in the Reliance Bonus Plan. The Reliance Insurers shall determine in their sole discretion the recipients of, and the extent of, benefits paid under the Reliance Bonus Plan.

         (c) Cambridge will establish an incentive compensation plan relating to the Claims Services, whereby Cambridge will share a portion (the amount of which shall be determined by Cambridge, but which shall not be less than 20%) of any amounts up to one-half of the maximum possible Annual Incentive received from the Reliance Insurers as the Annual Incentive under Section 2.4(g) with Cambridge employees and Former Reliance Employees who provided Claims Services. Other than as provided in this Section 2.7(c), the terms of such incentive compensation plan shall be at Cambridge's sole discretion.

         (d) During the first two years following the Claims Services Effective Date, the Reliance Insurers will reimburse Cambridge all severance benefits paid by Cambridge on behalf of the Reliance Insurers to Former Reliance Employees terminated during such period (the "Reliance Severance Period"). Such severance reimbursement payments shall be accounted for in the Annual Budget and paid from the Operating Trust. Such severance payments will be in accordance with the Reliance Insurers' severance plan in effect on August 25, 2000 (the "Reliance Severance Plan"). Terminations of Former Reliance Employees resulting from reductions in Claims during the Reliance Severance Period will be subject to the approval of the Reliance Insurers. In the event the Reliance Insurers are unable to fund such severance payments, Cambridge shall have no obligation to advance such severance payments on behalf of the Reliance Insurers to the Former Reliance Employees. The Reliance Insurers shall have no obligation to make or reimburse any severance payments to the Former Reliance Employees after the Reliance Severance Period, and the Former Reliance Employees shall not be then entitled to severance payments from the Reliance Insurers under the Reliance Severance Plan or otherwise.

         (e) If at any time during the term of this Agreement Cambridge desires to terminate the employment of any Former Reliance Employee due to a shortage of Claims Services-related work, Cambridge shall provide to the Reliance Insurers Representative notice of Cambridge's intent to terminate such Former Reliance Employee and shall, prior to terminating such employee, provide the Reliance Insurers an opportunity to offer employment to such Former Reliance Employee. If during the Reliance Severance Period Cambridge desires to terminate the employment of any Former Reliance Employee due solely to a shortage of Claims Services-related work and the Reliance Insurers have not made an offer of employment in accordance with the immediately preceding sentence that has been accepted, rather than terminate such employee Cambridge will have the right to employ such employee in Cambridge or a business unit of any Cambridge affiliate. Subject to the approval of the Reliance Insurers Representative, such approval not to be unreasonably withheld, the Reliance Insurers will pay $10,000 to Cambridge at the time each Former Reliance Employee is provided with alternative work or employment and for whom the Reliance Insurers are released from severance obligations.

         (f) Subject to the provisions of this Section 2.7, the Reliance Insurers shall have the right to require Cambridge to remove any Cambridge employees (including Former Reliance Employees) from providing Claims Services. If such removal is other than for cause, as reasonably agreed between the Cambridge Representative and the Reliance Insurers Representative, the Reliance Insurers shall reimburse Cambridge's reasonable severance costs arising from such removal, whether or not occurring within the Reliance Severance Period.

         (g) The Reliance Insurers shall have the right to preapprove the hiring by Cambridge of any professional employee to provide Claims Services. The Reliance Insurers shall provide to Cambridge a list, which may be amended by the Reliance Insurers from time to time, of those categories of professional employees for which Cambridge is required to provide to the Reliance Insurers Representative at least five Business Days prior written notice (which may be delivered in electronic form) of Cambridge's intent to extend an offer of employment to individuals within such categories.

         SECTION 2.8. Loss Funding. The Reliance Insurers will pay all (i) losses and allocated loss adjustment expenses for which the Reliance Insurers are responsible under policies of insurance or assumed reinsurance contracts issued by the Reliance Insurers and (ii) all losses and allocated loss adjustment expenses that are unpaid obligations of the insureds of the Reliance Insurers. Cambridge will not be liable to pay any losses or allocated loss adjustment expenses arising under policies of insurance or assumed reinsurance contracts issued by the Reliance Insurers.

         SECTION 2.9. Systems (Hardware and Software). For the term of this Agreement, the Reliance Insurers shall provide (either directly or through a third party or parties) all computer hardware and software, and upgrades thereto, and computer support services that are reasonably required and mutually agreed to provide Claims Services for the purpose of administering Claims on behalf of the Reliance Insurers and to the extent permitted by law or applicable licensing agreements. Any such hardware, software or upgrade (as well as the data created thereby) shall, as the case may be, be owned by or licensed to the Reliance Insurers and paid for by the Reliance Insurers. Cambridge shall not use any of the hardware or software provided by the Reliance Insurers for any activities other than the provision of Claim Services. The Reliance Insurers shall at all times provide computer hardware and software and computer support services necessary to ensure the efficient conduct of the Claim Services.

                                    ARTICLE 3

                                 MINIMUM MARGIN

         SECTION 3.1. Payment of Minimum Margin. Subject to the terms and conditions set forth in this Agreement, the Reliance Insurers hereby agree to pay to Cambridge, and Cambridge agrees to accept, as a minimum Claims Services Fee margin, an amount equal to $56 million (the "Minimum Margin"). The Minimum Margin shall be payable in seven equal annual installments of $8 million each (each an "Annual Installment"). One Annual Installment shall be due and payable on the 30th day following each of the first seven Annual Reviews under this Agreement starting with the first Annual Review. Subject to Section 3.2 of this Agreement, each Annual Installment shall be payable by wire transfer of immediately available funds to an account designated in advance by Cambridge.

         SECTION 3.2. Offset Amounts. Notwithstanding any provision in this Agreement to the contrary, the amount of each Annual Installment shall be reduced by an amount equal to the Offset Amount calculated for the year with respect to which such Annual Installment is payable. For purposes of this Agreement, the "Offset Amount" for a given year shall mean an amount equal to the sum of (i) the result of (A) the Claims Services Fee paid to Cambridge for such year calculated under subsection 2.4(a)(iii) of this Agreement minus (B) the amounts calculated for such year under subsections 2.4(a)(i)(w), (x), (y) and (z) plus 2.4(a)(ii)(w), (x), (y) and (z) of this Agreement and (ii) the value of the Annual Incentive for such year (provided, that if such result is a negative number, such result shall be deemed to be zero). In the event that the Offset Amount for a given year is greater than the Annual Installment for such year, such excess shall be credited toward succeeding Annual Installments until such excess is reduced to zero.

         SECTION 3.3. Effect of Termination. If this Agreement is terminated for any reason other than for a Relationship Deficiency or a Cambridge Change of Control prior to the payment in full of the Minimum Margin, this Article 3 shall survive such termination and the Reliance Insurers shall pay to Cambridge on or before January 31 of each year thereafter one Annual Installment until the Minimum Margin is paid in full. Termination of this Agreement for a Relationship Deficiency or a Cambridge Change of Control shall terminate the Reliance Insurers' obligations with respect to payment of the Minimum Margin.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF THE RELIANCE INSURERS

         Each Reliance Insurer hereby represents and warrants to Cambridge as follows:

         SECTION 4.1. Good Standing. Such Reliance Insurer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing.

         SECTION 4.2. Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by each of the Reliance Insurers and the Board of Directors of Reliance Insurance Company, and all other corporate action of Reliance Insurance Company, including all shareholder approvals, authorizations and ratifications, necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the legal, valid and binding obligation of each Reliance Insurer enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor's rights and remedies generally. Except as set forth on
Schedule 4.2 hereto, no consent, approval or non-disapproval of any lender, trustee, security holder of any Reliance Insurer, or other person or entity is required for any Reliance Insurer to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the articles of incorporation or by-laws of any Reliance Insurer or any agreement, indenture, license, lease, commitment, mortgage or other instrument, whether written or oral, to which any Reliance Insurer is a party or by which any Reliance Insurer is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF CAMBRIDGE

         Cambridge hereby represents and warrants to each Reliance Insurer as follows:

         SECTION 5.1. Good Standing; Licensing. Cambridge is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full power and authority to own, lease and operate its properties and assets, to perform its obligations under this Agreement, and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions where the character of the properties it owns, leases or operates, the performance of its obligations under this Agreement or the conduct of its business, requires such qualification or licensing. Cambridge is duly licensed as a claims adjuster in every jurisdiction where the conduct of its business requires such licensing.

         SECTION 5.2. Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Cambridge, and all other corporate action of Cambridge, including all shareholder approvals, authorizations and ratifications, necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the legal, valid and binding obligation of Cambridge enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor's rights and remedies generally. Except as set forth on
Schedule 5.2 hereto, no consent, approval or non-disapproval of any lender, trustee, security holder of Cambridge, or other person or entity is required for Cambridge to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the articles of incorporation or by-laws of Cambridge or any agreement, indenture, license, lease, commitment, mortgage or other instrument, whether written or oral, to which Cambridge is a party or by which Cambridge is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 6

                              ADDITIONAL COVENANTS

         SECTION 6.1. Insurance. During the term of this Agreement, Cambridge will maintain at all times errors and omissions insurance coverage in an amount not less than $100 million with an insurer that, at the inception of the policy, has an A.M. Best's rating of A-, VIII or better. During the term of this Agreement, Cambridge shall maintain fidelity insurance covering its employees, including former Reliance Employees in an amount not less than $10 million. During the term of this Agreement, the Reliance Insurers will maintain at all times errors and omissions insurance coverage in an amount not less than $50 million with an insurer that, at the inception of the policy, has an A.M. Best's rating of A-, VIII or better, unless such insurance is unobtainable due to an involuntary liquidation or rehabilitation (or their equivalents under any state's law) of any of the Reliance Insurers.

         SECTION 6.2. Additional Costs and Expenses. The Reliance Insurers shall pay any and all additional reasonable costs and expenses necessary to provide the Claims Services that are (i) unbudgeted, (ii) unforeseen and (iii) approved in advance by the Reliance Insurers. Notwithstanding the foregoing, in the event that there is insufficient time to obtain the prior approval of the Reliance Insurers for additional cost or expense otherwise covered by this Section 6.2, the Reliance Insurers shall pay such additional cost or expense provided that such additional cost or expense together with all other additional costs and expenses incurred by Cambridge without the prior approval of the Reliance Insurers does not exceed in the aggregate $50,000 in any one calendar month.

         SECTION 6.3. Further Assurances. Each of the parties hereto agrees at any time and from time to time after the Claims Services Effective Date, upon the request of any other party, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required to effectuate the transactions contemplated in this Agreement.

         SECTION 6.4. Solicitation of Cambridge Employees. In the event that the Claims Services Effective Date does not occur and this Agreement terminates pursuant to Article 12, during the one year period immediately following the date of such termination, the Reliance Insurers shall not solicit the employment of or hire, directly or indirectly, any individual who was employed by Cambridge on August 25, 2000.

         SECTION 6.5. Solicitation of Reliance Insurer Employees. In the event that the Claims Services Effective Date does not occur and this Agreement terminates pursuant to Article 12, during the one year period immediately following the date of such termination, Cambridge shall not solicit the employment of or hire, directly or indirectly, any employee of the Reliance Insurers whose name is included in the materials provided to Cambridge in accordance with Section 8.9. Cambridge shall not (i) disclose to any Cambridge affiliate the names of such employees for the purpose of facilitating the solicitation of employment or hiring of such employees by such affiliate or (ii) discuss with any affiliate of Cambridge any aspect or issue concerning the hiring of such employees by Cambridge or a Cambridge affiliate, other than to alert such affiliate of the restriction herein.

                                    ARTICLE 7

           CONDITIONS TO THE RELIANCE INSURERS' PERFORMANCE OF THEIR
               OBLIGATIONS ON THE CLAIMS SERVICES EFFECTIVE DATE

         The obligations of the Reliance Insurers under this Agreement are, at the option of the Reliance Insurers, subject to the conditions set forth below, which conditions may be waived by the Reliance Insurers without releasing or waiving any of their rights hereunder:

         SECTION 7.1. Agreement and Conditions. On or before the Claims Services Effective Date, Cambridge shall have complied with and duly performed all agreements and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Claims Services Effective Date.

         SECTION 7.2. Representations and Warranties. The representations and warranties of Cambridge contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct on and as of the Claims Services Effective Date with the same force and effect as though such representations and warranties had been made on and as of the Claims Services Effective Date.

         SECTION 7.3. Employees. Cambridge shall have offered employment, such employment offer to be conditioned on this Agreement becoming effective, to all of the Reliance Insurers' employees designated by the Reliance Insurers pursuant to Section 2.5(b).

         SECTION 7.4. Review by Counsel to the Reliance Insurers. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have been reviewed by Stroock & Stroock & Lavan LLP, counsel to the Reliance Insurers.

         SECTION 7.5. No Legal Proceeding. No Action shall have been instituted or threatened to restrain or prohibit the undertaking by Cambridge, or the transfer by the Reliance Insurers, of the Claims Services, and on the Claims Services Effective Date there will be no Actions pending or threatened against or affecting Cambridge which involve a demand for any judgment or liability, whether or not covered by insurance, and which may reasonably be expected to result in any adverse change in the business, operations, properties, assets, liabilities, condition (financial or otherwise) or results of operations of Cambridge.

         SECTION 7.6. Consents and Approvals. The Reliance Insurers shall have received from Cambridge evidence that all consents and approvals set forth on
Schedule 5.2 have been obtained.

         SECTION 7.7. Certificate. The Reliance Insurers shall have received a certificate dated the Claims Services Effective Date and executed by the chief executive officer of Cambridge to the effect that the conditions expressed in Sections 7.1, 7.2 and 7.5 have been fulfilled.

         SECTION 7.8. Trust Agreements. Cambridge and a bank designated by the Reliance Insurers and acceptable to Cambridge shall have executed and delivered the Security Trust Agreement and the Operating Trust Agreement in the forms attached hereto as Exhibits A and B, respectively.

         SECTION 7.9. Deliveries. The Reliance Insurers shall have received a certificate of the Secretary or an Assistant Secretary of Cambridge setting forth a copy of the resolutions adopted by the Board of Directors of Cambridge authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 7.10. Initial Annual Budget. The parties shall have agreed to an initial Annual Budget.


                                    ARTICLE 8

          CONDITIONS TO CAMBRIDGE'S PERFORMANCE OF ITS OBLIGATIONS ON
                       THE CLAIMS SERVICES EFFECTIVE DATE


         The obligations of Cambridge under this Agreement are, at the option of Cambridge, subject to the conditions set forth below, which conditions may be waived by Cambridge without releasing or waiving any of its rights hereunder:

         SECTION 8.1. Agreements and Conditions On or before the Claims Services Effective Date, each Reliance Insurer shall have complied with and duly performed all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before the Claims Services Effective Date.

         SECTION 8.2. Representations and Warranties. The representations and warranties of the Reliance Insurers contained in this Agreement shall be true and correct on and as of the Claims Services Effective Date with the same force and effect as though such representations and warranties had been made on and as of the Claims Services Effective Date.

         SECTION 8.3. Review by Counsel to Cambridge. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have been reviewed by Cadwalader Wickersham & Taft, counsel to Cambridge.

         SECTION 8.4. No Legal Proceeding. Except as set forth on Schedule 8.4 hereto, no Action shall have been instituted or threatened to restrain or prohibit the undertaking by Cambridge, or the transfer by the Reliance Insurers, of the Claims Services, and, except as set forth on Schedule 8.4 hereto, on the Claims Services Effective Date there will be no Actions pending or threatened against or affecting the Reliance Insurers which involve a demand for any judgment or liability, whether or not covered by insurance, and which may reasonably be expected to result in any adverse change in the business, operations, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Reliance Insurers.

         SECTION 8.5. Consents and Approvals. Cambridge shall have received from the Reliance Insurers evidence that all consents and approvals set forth on
Schedule 4.2 have been obtained and that the Reliance Insurers have received no objection to the effectuation of this Agreement from the Pennsylvania Insurance Department.

         SECTION 8.6. Certificate. Cambridge shall have received a certificate dated the Claims Services Effective Date and executed by the chief executive officer of each of the Reliance Insurers (other than Reliance Lloyds, the certificate for which will be executed by its attorney-in-fact) to the effect that the conditions expressed in Sections 8.1, 8.2 and 8.4 have been fulfilled.

         SECTION 8.7. Trust Agreements. The Reliance Insurers and a bank designated by the Reliance Insurers and acceptable to Cambridge shall have executed and delivered the Security Trust Agreement and the Operating Trust Agreement in the forms attached hereto as Exhibits A and B, respectively.

         SECTION 8.8. Deliveries. Cambridge shall have received the following items on or before the Claims Services Effective Date:

         (a) All documents and instruments as may be necessary, expedient or proper in order to permit Cambridge to provide the Claims Services; and

         (b) A certificate of the Secretary or an Assistant Secretary of each of the Reliance Insurers setting forth a copy of the resolutions adopted by the Board of Directors of such Reliance Insurer (or in the case of Reliance Lloyds, the written consent of its underwriters) authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 8.9. Notification of Designated Employees. Cambridge shall have received from the Reliance Insurers at least three weeks prior to the Claims Services Effective Date an electronic record of all of the employees designated by the Reliance Insurers pursuant to Section 2.5(b).

         SECTION 8.10. Models, Procedures and Plans. Cambridge shall have received from the Reliance Insurers all agreements, models, procedures and plans used as references for Cambridge's obligations under this Agreement. Such models, procedures and plans shall include: (i) the Reliance Bonus Plan; (ii) the LEO model and the LEO procedures most recently used by the Reliance Insurers; (iii) the Best Practices model and the Best Practices procedures most recently used by the Reliance Insurers; (iv) the staffing model most recently used by the Reliance Insurers; (v) the vacation benefit plan(s) most recently used by the Reliance Insurers for the Former Reliance Employees; (vi) to the extent permitted by law, applicable computer hardware and software licensing agreements for hardware and software the Reliance Insurers are obligated to provide pursuant to Section 2.9; and (vii) the Reliance Severance Plan. Receipt of such models, procedures and plans shall be acknowledged by Cambridge.

         SECTION 8.11. Initial Annual Budget. The parties shall have agreed to an initial Annual Budget.

         SECTION 8.12. Security Trust Funding. The Reliance Insurers shall have funded the Security Trust in accordance with Section 2.4(d).

         SECTION 8.13. Operating Trust Funding. The Reliance Insurers shall have funded the Operating Trust in accordance with Section 2.4(e).

                                    ARTICLE 9

                                 INDEMNIFICATION

        SECTION 9.1. Indemnification by the Reliance Insurers. (a) The Reliance Insurers shall indemnify, defend and hold Cambridge (and any of its parent companies, subsidiaries and affiliates, and each of its and their present and former officers, directors, agents, employees, successors and assigns) (each such person or entity, a "Cambridge Indemnified Party") harmless from any and all claims, suits, losses, judgments, damages, costs, administrative fines, penalties or expenses (collectively, "Losses") incurred by one or more Cambridge Indemnified Parties because of (i) any of the Reliance Insurers' or their employees' or agents' negligent acts or omissions or a crime or civil wrong, in connection with the Reliance Insurers' obligations under this Agreement; (ii) Cambridge's or its agents' or employees' negligent acts or omissions or a crime or a civil wrong to the extent caused or committed by Cambridge or its agents or employees at any Reliance Insurers' specific direction and documented in connection with Claims Services performed or executed under this Agreement; or
(iii) the breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements of the Reliance Insurers contained in this Agreement. The Reliance Insurers shall also indemnify, defend and hold each of the Cambridge Indemnified Parties harmless from any and all Losses seeking to hold any such Cambridge Indemnified Party responsible or liable as the insurer or reinsurer, respectively, under any policies of insurance or contracts of reinsurance written by any Reliance Insurer.

              (b) The Reliance Insurers shall indemnify, defend and hold harmless each of the Cambridge Indemnified Parties from any claim arising for premium taxes or "assessments" with respect to loss payments or loss adjustment expenses. Cambridge shall promptly notify the Reliance Insurers of such claim and shall afford the Reliance Insurers the opportunity to join in any proceeding to contest such claim. For purposes of this paragraph "assessment" shall mean any assessment, tax or other charge imposed against Cambridge.

         SECTION 9.2. Indemnification by Cambridge. Cambridge shall indemnify, defend and hold each Reliance Insurer (and any of the Reliance Insurer's parent companies, subsidiaries and affiliates, and each of its and their present and former officers, directors, agents, employees, successors and assigns) (each such person or entity, a "Reliance Indemnified Party") harmless from any and all Losses (provided, that only administrative fines and penalties arising out of acts, errors or omissions occurring 18 months or more after the Claims Services Effective Date shall be covered by this indemnification) incurred by any such Reliance Indemnified Party because of (i) any of Cambridge's employees' or agents' negligent acts or omissions or a crime, including embezzlement by any of Cambridge's employees or agents, or civil wrong, including any violations of fair claims practices statutes or regulations, in connection with the performance of Claims Services or (ii) the breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements of Cambridge contained in this Agreement.

         The indemnity provision set forth in this Section 9.2 will not be applicable to any Losses which result from (i) the Reliance Insurers' handling of the Claims prior to the Claims Services Effective Date; (ii) Cambridge's or its agents' or employees' negligent acts or omissions or a crime or a civil wrong to the extent caused or committed by Cambridge or its agents or employees at any Reliance Insurer's specific direction and documented in connection with Claims Services; or (iii) the Reliance Insurers' failure to make payments to any insureds of a Reliance Insurer or third parties.

         SECTION 9.3. Indemnification Procedures. If any claim is instituted or asserted by any person who is entitled to indemnification pursuant to this Agreement, such indemnified party, after receipt by it of written notice of the commencement or assertion of such claim, shall promptly cause a written notice of such claim to be made to the party required to furnish such indemnity; provided, that failure to give such notice shall not relieve the indemnifying party of its indemnification obligations hereunder, unless and to the extent such failure to provide notice shall have materially and substantially prejudiced the rights of the indemnifying party. Failure to give such notice shall not result in any liability of the indemnified party to the indemnifying party.

         Subject to the next sentence, the indemnifying party shall have the right, at its option and expense, to assume any defense of any claim, provided that within twenty (20) days of receiving the notice with respect to such claim pursuant to the above notice provision (or such shorter period of time as an answer to such claim or other responsive action may be required), the indemnifying party, by notice delivered to the indemnified party, elects to assume such defense and the indemnifying party acknowledges in writing its obligation hereunder to indemnify the indemnified party with respect to such claim and periodically thereafter provides the indemnified party with reasonably sufficient evidence of the ability of the indemnifying party to satisfy such claim. Notwithstanding the foregoing, the indemnifying party shall not have the right to assume the defense of any claim if (a) representation of both the indemnified party and indemnifying party by the same counsel would be prohibited by rules or regulations governing the professional conduct of such counsel due to actual or potential differing interests between them; (b) the indemnified party determines in good faith that there is a significant possibility that such claim may materially and adversely affect it or its affiliates other than as a result of monetary damages and so notifies the indemnifying party of such determination.

         If the indemnifying party has assumed the defense of a claim in accordance with this Section, then the following shall apply:

                  (i) except as provided in clause (v) herein, the indemnified party shall have the right to participate and assist in, but not control, the defense of such claim and to employ its own counsel in connection therewith;

                  (ii) except as provided in clause (v) herein, the indemnifying party shall not be liable to the indemnified party for the fees, costs or expenses of the indemnified party's counsel or other fees, costs or expenses incurred by the indemnified party in connection with participating in the defense of such claim, except that the indemnifying party shall be liable for any such fees, costs and expenses incurred prior to the time that the indemnifying party assumed such defense;

                  (iii) counsel used by the indemnifying party in connection with the defense of such claim shall be reasonably satisfactory to the indemnified party;

                  (iv) except as provided in clause (v) herein, the indemnifying party shall have no liability with respect to any compromise or settlement of such claim effected without its consent, such consent not to be unreasonably withheld, conditioned or delayed;

                  (v) if the indemnifying party shall fail to defend diligently such claim, then (a) the indemnified party shall have the right, upon written notice to the indemnifying party, to assume control of the defense of such claim, (b) the indemnifying party shall be liable to the indemnified party for the fees, costs and expenses of the indemnified party's counsel from after the date of any notice delivered pursuant to the preceding clause and other fees, costs or expenses incurred by the indemnified party in connection with the defense of such claim and (c) the indemnifying party shall be liable for any compromise or settlement in good faith of such claim effected by the indemnified party; and

                  (vi) the indemnifying party shall not effect any compromise or settlement of such claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, unless (a) such compromise or settlement includes a full release of the indemnified party,
(b) neither the indemnified party's business nor its name nor the business or name of any of its affiliates will be damaged by such settlement, (c) such settlement is limited strictly to monetary damages and (d) the indemnified party has not assumed control of the defense of a claim in accordance with clause (v) herein.

                  If the indemnifying party does not assume the defense of a claim (whether because it elects not to or has no right to) the following shall apply:

                  (i) the indemnifying party shall have the right, at its sole cost and expense, to participate in, but not control, the defense of such claim and to employ its own counsel in connection therewith; and

                  (ii) the indemnifying party shall have no liability with respect to any compromise or settlement of such claim effected without its consent, which shall not be unreasonably withheld, conditioned or delayed.

                  The parties agree to cooperate to the fullest extent possible in connection with any claim in respect of which indemnification is sought under this Agreement.

                                   ARTICLE 10

                       PRE-ARBITRATION DISPUTE RESOLUTION

         SECTION 10.1. Transactional Disputes. (a) "Transactional Dispute" shall mean an alleged breach or breaches of Section 2.2 of this Agreement arising out of specific acts or omissions of Cambridge. If the Reliance Insurers believe that Cambridge has breached its obligations under this Agreement in a manner which is transactional in nature giving rise to one or more Transactional Disputes, the Reliance Insurers Representative shall provide to the President of Cambridge a written notice (the "Transactional Dispute Notice") setting forth the nature and providing the full details of the alleged breach or breaches and specifying that the alleged breach or breaches fall into the category of Transactional Disputes and not into the category of a Relationship Deficiency. The notice shall also put forward commercially reasonable proposals designed to compensate the Reliance Insurers monetarily or otherwise cure the alleged breach or breaches.

         (b) Within five Business Days after receipt of the Transactional Dispute Notice, the President of Cambridge shall supply the Reliance Insurers Representative with a written response (the "Transactional Dispute Response") to the Transactional Dispute Notice providing the full details of all relevant circumstances surrounding the alleged breach or breaches from the perspective of Cambridge and, in a commercially reasonable manner and in accordance with the terms of this Agreement, address specifically the Reliance Insurers' suggestions as to monetary compensation or other cure and, if appropriate, put forward commercially reasonable counter-proposals for monetary compensation or other cure.

         (c) Within three Business Days after receipt by the Reliance Insurers Representative of the Transactional Dispute Response, unless extended by mutual agreement, the Reliance Insurers Representative and Cambridge's Designated Officer shall consult with each other by telephone or in person at times and places to be agreed by them, and shall attempt to negotiate a resolution to the matters set forth in the Transactional Dispute Notice within such three Business Day period or within any agreed extension. If successful, they shall reduce their resolution of the matter to writing. In the event that the Reliance Insurers Representative and Cambridge's Designated Officer are not successful in resolving matters within such three Business Day period or any agreed extension, each shall provide a written report explaining the failure to reach accord to the chief executive officers of both parties within three Business Days after failure to reach accord.

         (d) In the event of failure as specified in the last sentence of subsection (c) above, the chief executive officer of Reliance Insurance Company and the chief executive officer of Cambridge shall, within seven Business Days, have good faith discussions to resolve the matters at issue, in a commercially reasonable manner and in accordance with the terms of this Agreement. If successful, they shall reduce their resolution of the matter to writing. In the event that they are not successful in resolving such matters within such seven Business Day period, such matter may be submitted forthwith to arbitration as set forth in Article 11.

         (e) A Transactional Dispute shall not be referred to arbitration as set forth in Article 11 without the parties having first complied with and exhausted all of the procedures of this Section 10.1; provided, however, if one of the parties fails to act in accordance with such procedures, the other party may make such referral.

         SECTION 10.2. Relationship Deficiency. (a) "Relationship Deficiency" shall mean the failure by Cambridge to deliver professional claims management services in respect of the Claims in a manner consistent with the instructions and resources provided by the Reliance Insurers pursuant to this Agreement to Cambridge that (i) results in material damage to the Reliance Insurers or (ii) evidences an inability of Cambridge to continue to provide such services.

         (b) The parties acknowledge that the process of each getting to know the reasonable commercial requirements of the other in relation to the business contemplated hereunder is necessarily time consuming and that such process will take at least 90 days following the Claims Services Effective Date to be perfected. Accordingly, the Reliance Insurers may not refer a Relationship Deficiency to this procedure with respect to conduct occurring on or prior to the 90th day following the Claims Services Effective Date, but the Reliance Insurers and Cambridge shall regularly confer during that period on any and all issues of concern that might or might not constitute a Relationship Deficiency.

         (c) If the Reliance Insurers believe that a Relationship Deficiency exists, the parties shall not follow the procedures outlined in Section 10.1 with reference to Transactional Disputes. Instead, the Reliance Insurers Representative shall supply the chief executive officer of Cambridge with a written notice (the "Relationship Deficiency Notice") setting forth the nature and providing the full details of the alleged breach or breaches and specifying that the alleged breach or breaches fall into the category of a Relationship Deficiency. The notice shall also designate two other persons who, along with the chief executive officer of Reliance Insurance Company, shall constitute the Reliance Insurers negotiating team for purposes of seeking to resolve such matter or matters.

         (d) Within seven Business Days after receipt of the Relationship Deficiency Notice, the chief executive officer of Cambridge shall supply the Reliance Insurers Representative with a written response (the "Relationship Deficiency Response") setting forth a detailed response to matters in the Relationship Deficiency Notice that provides the full details of the alleged Relationship Deficiency, including, if appropriate, details as to the way or ways in which the Reliance Insurers have failed to perform their obligations and setting forth why Cambridge believes that a Relationship Deficiency does not exist. The Relationship Deficiency Response shall also designate two other persons who, along with the chief executive officer of Cambridge, shall constitute Cambridge's negotiating team for purposes of seeking to resolve such matter or matters. If Cambridge fails to provide a Relationship Deficiency Response as provided in this Section 10.2(d), the Reliance Insurers may by written notice terminate this Agreement at the close of business on the seventh Business Day following delivery of the Relationship Deficiency Notice.

         (e) The negotiating teams from each party shall meet on at least one occasion within five Business Days of delivery of the Relationship Deficiency Response to make a good faith effort to preserve the claims services management relationship and, if they fail to find a basis which is mutually satisfactory, the matter may be submitted to arbitration as set out in Article 11 below.

         (f) An alleged or actual Relationship Deficiency may not be referred to arbitration as set forth in Article 11 without the parties having first complied with and exhausted all of the procedures of this Section 10.2; provided, however, if one of the parties fails to act in accordance with such procedures, the other party may make such referral.

                                   ARTICLE 11

                                   ARBITRATION

         SECTION 11.1. Submission to Arbitration. In the event of any dispute between the parties with reference to the interpretation, application, formation, enforcement or validity of this Agreement, or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon written request of either party, shall be submitted to the decision of a board of arbitration comprising two arbitrators and an umpire meeting in New York City unless otherwise mutually agreed.

         SECTION 11.2. Sole Remedy. The parties agree that arbitration pursuant to the terms of this Article 11 is the sole remedy for the resolution of disputes between them under this Agreement. The board of arbitration will have complete and exclusive jurisdiction over the entire matter in dispute, including any question as to its arbitrability, and shall only conduct the arbitration proceeding to resolve disputes between the parties to this Agreement, and not as a class action involving other parties.

         SECTION 11.3. Notice. The notice requesting arbitration shall state in particular all principal issues to be resolved, name the requesting party's arbitrator and shall set a date for the hearing, which date shall be a Business Day no sooner than ninety (90) days and no later that one hundred twenty (120) days from the date that the notice requesting arbitration is mailed.

         SECTION 11.4. Discovery. Each party may obtain discovery from the other through written interrogatories and through requests for documents, and may depose witnesses upon notice to the other. Any objections to production of documents or to the scope of discovery shall be submitted to the umpire for resolution. The umpire may schedule a conference at which the parties may present oral arguments and submit written briefs with respect to the production of documents or the scope of discovery. The umpire shall render a decision within two Business Days of the conference. The decision shall be binding on the parties.

         SECTION 11.5. Arbitration Board Membership. The members of the board of arbitration shall be disinterested active or retired officers of insurance or reinsurance companies or lawyers, with at least ten (10) years of experience within the insurance or reinsurance industry. Each party shall appoint its own arbitrator. If the party receiving the notice of arbitration fails to appoint its arbitrator within 30 days after having received the written notice of arbitration, the party giving notice shall appoint the second arbitrator. The two arbitrators shall choose a third arbitrator as umpire within 30 days after appointment of the second arbitrator. If the two arbitrators fail to agree upon the appointment of the umpire within such 30 day period, either party may apply to the United States District Court for the Southern District of New York and the Court will appoint an umpire possessing the qualifications set forth above.

         SECTION 11.6. Submission of Briefs. The parties shall submit their initial briefs to the board of arbitration with copies to the other parties within twenty (20) days from appointment of the umpire. Each may submit reply briefs within ten (10) days after filing the initial briefs.

         SECTION 11.7. Arbitration Award. The board shall make an award, or in the case of a determination of a Relationship Deficiency, such determination, with regard to the custom and usage of the insurance business which shall be in writing and shall state the factual and legal basis for the award. The board may award compensatory money damages and interest thereupon but may not award punitive, exemplary, extra-contractual, consequential or similar damages arising out of or in connection with a breach of this Agreement. The award shall be based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the board, either party may submit a post-hearing brief for consideration by the board within twenty (20) days of the close of the hearing. The board shall make its award within thirty
(30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. A decision by the majority of the members of the board shall become the award of the board and shall be final and binding upon all parties to the proceeding.

         SECTION 11.8. Confirming Court Order. Either party may apply to the United States District Court for the Southern District of New York or to the Supreme Court of the State of New York, County of New York for an order confirming the award or to enforce any decision by the umpire with respect to discovery. The parties consent to the jurisdiction of any such court. A judgment of such Court shall thereupon be entered. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

         SECTION 11.9. Arbitration Act. The Arbitration shall be governed by the United States Arbitration Act, Title 9 U.S.C. ss.1, et seq.

         SECTION 11.10. Survival. This Article 11 shall survive the termination of this Agreement.

         SECTION 11.11.

         (a) Arbitration Regarding Fees, Costs and Expenses Under Section 2.4. Notwithstanding any other provision of this Agreement to the contrary, all controversies, claims or disputes with respect to the amounts determined in accordance with Section 2.4 (other than Section 2.4(c) and Section 2.4(g) which shall be subject to Section 11.11(b)) shall first be submitted to Robert Haberle from the Reliance Insurers and Stephen Eisenmann from Cambridge (or their respective successors should they fail to be employed by their respective employers when the dispute arises) for resolution. If the issues are not resolved within 30 days of the dispute being referred to them, either party may seek resolution of the dispute before a referee who shall be a partner of a nationally recognized accounting firm who concentrates in the insurance consulting practice thereof mutually agreed to by the parties (the "Fee Referee"). If the parties cannot agree on a Fee Referee within five Business Days of the expiration of the 30 day period prescribed above, either party may apply to the United States District Court for the Southern District of New York and the Court will appoint a Fee Referee possessing the qualifications set forth above. The Fee Referee shall be authorized to resolve all such disputes in its sole discretion based on evidence presented by both parties. Either party may refer any such dispute to the Fee Referee by (i) submitting to the Fee Referee a written notice setting forth the nature and the amount of the dispute and (ii) delivering simultaneously to the other party a copy of such written notice. The parties agree, and will instruct the Fee Referee, that the Fee Referee's sole authority will be to decide whether one party is entitled to a monetary payment from the other party, and will have no authority to make any other kind of award or determination. If either party shall fail to pay timely to the other party any amount awarded by a Fee Referee under this Section 11.11(a), such other party may terminate this Agreement on ten Business Days' prior written notice to the non-paying party of such other party's intention to terminate for the non-paying party's failure to pay such award. If within ten Business Days of receipt of such notice the non-paying party cures such failure to pay, the other party shall withdraw its notice to terminate this Agreement. Any outstanding dispute not rendered moot by such termination shall remain subject to arbitration under Article 11.

         (b) Arbitration Regarding Certain Other Matters. Notwithstanding any other provision of this Agreement to the contrary, all controversies, claims or disputes arising out of any of Section 2.2(b), Section 2.4(c), and 2.4(g) hereto shall be resolved in accordance with the provisions set forth in this Section 11.11(b). Any such controversy, claim or dispute shall first be submitted to Robert Haberle from the Reliance Insurers and Stephen Eisenmann from Cambridge (or their respective successors should they fail to be employed by their respective employers when the dispute arises) for resolution. If the issues are not resolved within 30 days of the dispute being referred to them, either party may seek resolution of the dispute before a referee who shall be a partner of a nationally recognized accounting firm who concentrates in the insurance consulting practice thereof mutually agreed to by the parties (the "Referee"). If the parties cannot agree on a Referee within five Business Days of the expiration of the 30 day period prescribed above, either party may apply to the United States District Court for the Southern District of New York and the Court will appoint a Referee possessing the qualifications set forth above. The Referee shall be authorized to resolve all such disputes in its sole discretion based on evidence presented by both parties. Either party may refer any such dispute to the Referee by (i) submitting to the Referee a written notice setting forth the nature and the amount of the dispute and (ii) delivering simultaneously to the other party a copy of such written notice. Each party shall submit to the Referee a proposed solution to the controversy, claim or dispute at issue, which shall include a monetary or numerical amount. The parties agree, and will instruct the Referee, that the Referee's sole authority will be to decide which proposed solution, as submitted, shall prevail, and will have no authority to deviate from the submitted proposal that is determined by the Referee to prevail, and shall have no authority to make any other kind of award or determination. If either party shall fail to pay timely to the other party any amount awarded by a Referee under this Section 11.11(b), such other party may terminate this Agreement on ten Business Days' prior written notice to the non-paying party of such other party's intention to terminate for the non-paying party's failure to pay such award. If within ten Business Days of receipt of such notice the non-paying party cures such failure to pay, the other party shall withdraw its notice to terminate this Agreement. Any outstanding dispute not rendered moot by such termination shall remain subject to arbitration under Article 11.

         SECTION 11.12. Arbitration Fees, Costs and Expenses. In connection with each of the dispute resolution processes contained in this Article 11, each of the parties shall be responsible for all of their own costs and expenses

(including, without limitation, its own arbitrator) as well as one half of the common costs and expenses associated with such dispute resolution process.

                                   ARTICLE 12

               TERMINATION PRIOR TO CLAIMS SERVICES EFFECTIVE DATE

         SECTION 12.1. Termination. This Agreement may be terminated at any time prior to the Claims Services Effective Date by the Reliance Insurers or Cambridge if the Claims Services Effective Date has not occurred by January 31, 2001 upon written notice by such terminating party to the other party; provided, however, that the right to terminate this Agreement pursuant to this Section
12.1 shall be suspended as to any party whose action or failure to act shall have been the cause of, or shall have resulted in, the failure of the Claims Services Effective Date to occur by such date.

         SECTION 12.2. Effect of Termination. Except as provided in Section 13.8, upon termination of this Agreement pursuant to Section 12.1, this Agreement shall immediately become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any rights or liabilities hereunder or with respect hereto.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.1. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three Business Days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

         To the Reliance Insurers:  c/o Reliance Insurance Company
                                    77 Water Street
                                    New York, New York  10005
                                    Attention:  General Counsel
                                    Telecopier:  (212) 858-9118

                                    with a copy to -

                                    Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York  10038-4982
                                    Attention:  Donald D. Gabay, Esq.
                                    Telecopier:  (212) 806-6006

         To Cambridge:              Cambridge Integrated Services Group, Inc.
                                    8 Centre Drive
                                    Jamesburg, New Jersey 08831
                                    Attention:  Stephen A. Eisenmann, President
                                    Telecopier:  (609) 655-0503

                                    with a copy to-

                                    Cadwalader Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038
                                    Attention:  Stephen Doody, Esq.
                                    Telecopier:  (212) 504-6666

provided, that any notice of change of address shall be effective only upon receipt.

         SECTION 13.2. Entire Agreement. Except for paragraph 21 of that certain letter agreement dated August 25, 2000 between Cambridge and Reliance (as defined in such letter agreement), this Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. This Agreement (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

         SECTION 13.3. Governing Law. THIS AGREEMENT AND ITS VALIDITY, CONSTRUCTION AND PERFORMANCE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 13.4. Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (statutory, legal or otherwise) and permitted assigns. Except for transactions contemplated under Section 2.1; this Agreement may not be assigned by either party without the prior written consent of the other party. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement. In particular, and not by way of limitation, this Agreement is not intended to, and shall not be deemed to, create any liability or obligation on the part of Cambridge (i) to any insured or other party under a policy of insurance or contract of reinsurance issued by a Reliance Insurer or (ii) to any Former Reliance Employee for any payment under the Reliance Severance Plan.

         SECTION 13.5. Pronouns. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

         SECTION 13.6. Headings. The headings in the Articles, Sections, Schedules and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein", "hereof", "hereto" and "hereunder", as well as other words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement.

         SECTION 13.7. Public Announcements. Cambridge and each Reliance Insurer shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and no party to this Agreement shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other parties with prior written notice of such press release or public statement.

         SECTION 13.8. Survival of Certain Terms. Sections 2.1, 2.2(c), 2.3(d), 2.4(e), 2.4(f), 2.4(g), 2.4(l), 2.6, 2.7(c), 2.7(d), 2.7(e), 2.8, 2.9, 6.2, 6.3,
6.4, 6.5, 13.1, 13.2, 13.3, 13.4, 13.8, 13.9, Article 9, Article 10 and Article
11 shall survive the termination of this Agreement indefinitely.

         SECTION 13.9. Confidentiality. (a) Each of the parties to this Agreement agrees that any and all information disclosed by any party pursuant to this Agreement, including, without limitation, any and all information disclosed to Cambridge under Sections 8.9 and 8.10, and any and all information constituting Claims files and related information, is disclosed for the sole purpose of facilitating the provision of Claims Services. Except as required by law (including federal securities laws) or by a Governmental Authority, each party agrees to protect disclosed information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the information, as such party uses to protect its own confidential information of a like nature. Each party further agrees that they will not use such information for any other purpose. Notwithstanding the foregoing, each of the parties hereto shall be permitted to disclose the contents of this Agreement to such party's bankers, bondholders or insurance regulators.

         (b) Except as required by law (including federal securities laws) or by a Governmental Authority, the parties agree to disclose any such information only to its officers, employees or such persons or organizations (collectively, "Advisors"), who need to know such information for the sole purpose of performing or assisting in the provision of Claims Services; provided, however, that each party shall make any such Advisor aware of the confidential nature of such information, and the restricted use thereof, at the time such information is disclosed to any such Advisor.

         (c) Each party agrees it will not, and will direct its Advisors not to, disclose to any person or entity either the terms of this Agreement or that such party has received information from any other party, without the prior written consent of the such other party, unless required to do so by law or by a Governmental Authority.

         (d) In the event that any party is required by judicial or administrative process or by a Governmental Authority to disclose information subject to this Section 13.9, such party shall promptly notify the party that supplied such information prior to any such disclosure and, to the extent able, will allow such party time to oppose such process. To the extent that a party is required to assist the other party to prevent a disclosure, the party wishing to prevent the disclosure shall pay for the assisting party's reasonable costs and expenses, including attorneys' fees.

         (e) At all times during the term of this Agreement all information provided by any Reliance Insurer to Cambridge, including, without limitation, Claims files and related information and any and all information provided to Cambridge pursuant to Sections 8.9 and 8.10, shall remain the property of such Reliance Insurer, and following the termination of this Agreement shall be returned promptly to such Reliance Insurer. Notwithstanding the foregoing, in the event of any claim or dispute between the parties in connection with this Agreement, at the time of such claim or dispute, upon reasonable notice from Cambridge, the Reliance Insurers shall provide reasonable access to, including the right to make copies of, information relating to Claims files and related information during the Reliance Insurers' normal business hours to Cambridge, its representatives and any other person designated by Cambridge.

         (f) Except as required by law (including federal securities laws) or by a Governmental Authority, the parties agree that all information that may be categorized as nonpublic personal information under the Gramm-Leach-Bliley Act (Act S.900 of the One Hundred Sixth Congress of the United States of America) and is received or gathered by the Reliance Insurers in connection with or as a result of its provision of Claims Services shall be kept strictly confidential by Cambridge, and such information described in Section 13.9(a) and this Section 13.9(f) shall be disclosed only to those officers and employees of Cambridge or those Vendors and/or Advisors who need to know such information for the sole purpose of performing or assisting in the performance of Claims Services; provided, however, that each party shall make any such Vendor and/or Advisor aware of the confidential nature of such nonpublic personal information, and the restricted use thereof, at the time such information is disclosed to any such Vendor and/or Advisor. Cambridge shall not undertake any obligation reserved to the Reliance Insurers under the Gramm-Leach-Bliley Act.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                  RELIANCE INSURANCE COMPANY,

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                  RELIANCE NATIONAL INDEMNITY COMPANY

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                  UNITED PACIFIC INSURANCE COMPANY OF NEW YORK

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                  UNITED PACIFIC INSURANCE COMPANY

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                  RELIANCE UNIVERSAL INSURANCE COMPANY

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                  RELIANCE INSURANCE COMPANY OF ILLINOIS

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                  RELIANCE NATIONAL INSURANCE COMPANY

                                  By: /s/ Robert E. Haberle
                                      -------------------------------
                                      Name:  Robert E. Haberle
                                      Title:  Executive Vice President

                                 RELIANCE LLOYDS

                                 By: /s/ Michael P. Blivess
                                     -------------------------------
                                     Name:  Michael P. Blivess
                                     Title:  Senior Vice President

                                 CAMBRIDGE INTEGRATED SERVICES GROUP, INC.

                                 By: /s/ Richard E. Barry
                                     -------------------------------
                                     Name:  Richard E. Barry
                                     Title:  Vice President

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